Exhibit 99.1

For further information: Paula Waters, VP, Investor Relations 504/576-4380 pwater1@entergy.com
INVESTOR NEWS

April 24, 2014

ENTERGY REPORTS FIRST QUARTER EARNINGS
Cold weather and Northeast infrastructure limitations drive revenue growth

NEW ORLEANS – Entergy Corporation (NYSE: ETR) today reported earnings per share of $2.24 on an as-reported basis and $2.29 on an operational basis for first quarter 2014, higher than the same quarter a year ago. See Table 1. More detail on quarterly results can be found beginning on page 2.

“The story for first quarter results was net revenue,” said Entergy Chairman and Chief Executive Officer Leo Denault. “The cold weather we experienced this past winter put stress on the power and gas systems, driving volatility and higher prices, and gave a glimpse of the longer term path these markets are on due to years of market design issues and regulatory intervention. The market prices realized this winter allowed us to capture significant value through our hedging strategy, and it highlighted the diversification value of our nuclear assets in that region.

“Utility revenue also benefitted from the cold weather,” he continued. “However, even on a weather-adjusted basis, sales growth was positive for residential, commercial and industrial customer classes and was consistent with our expectation for continued sales growth.”

Table 1: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2014 vs. 2013
(Per share in U.S. $)
	First Quarter
	2014	2013	Change
As-Reported Earnings	2.24	0.90	1.34
Less Special Items	(0.05)	(0.04)	(0.01)
Operational Earnings	2.29	0.94	1.35
Weather Impact	0.18	(0.10)	0.28

Operational Earnings Highlights for First Quarter 2014
•	EWC earnings increased, driven by higher net revenue; a lower effective income tax rate partially offset by higher depreciation also contributed.
•	Utility earnings were higher due primarily to higher net revenue driven by higher sales volume including weather and lower non-fuel O&M expense.
•	Parent & Other results were about the same as last year.

Other business highlights for the quarter included the following:
•	ETI filed a unanimous rate case settlement agreement and the ALJ approved interim rates; PUCT approval is pending.
•	APSC granted EAI’s rehearing request in its 2013 rate case.
•	IP2 returned to service after a 24-day scheduled refueling outage, the site’s shortest ever.
•	The Vermont PSB issued a certificate of public good for VY to operate through 2014.
•	The EPA named ENOI a 2014 ENERGY STAR Partner of the Year Award recipient for its Energy Smart energy efficiency program.

A teleconference will be held at 10 a.m. CT on Thursday, April 24, 2014, to discuss Entergy’s first quarter 2014 earnings announcement and the company’s financial performance. The teleconference may be accessed by dialing (719) 325-2115, confirmation code 6761108, no more than 15 minutes prior to the start of the call or by visiting Entergy’s website at www.entergy.com. The presentation slides are also available on Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available by telephone and on Entergy’s website at www.entergy.com. The telephone replay will be available through noon CT on Thursday, May 1, 2014, by dialing (719) 457-0820, confirmation code 6761108.

I.	Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for first quarter 2014 versus 2013, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. A detailed discussion of the factors driving quarterly results at each business segment follows.

Table 2: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures First Quarter 2014 vs. 2013 (see Appendix D for definitions of certain measures)
(Per share in U.S. $)
	First Quarter
	2014	2013	Change
As-Reported
Utility	1.12	0.69	0.43
Entergy Wholesale Commodities	1.35	0.46	0.89
Parent & Other	(0.23)	(0.25)	0.02
Consolidated As-Reported Earnings	2.24	0.90	1.34

Less Special Items
Utility	(0.01)	(0.04)	0.03
Entergy Wholesale Commodities	(0.04)	-	(0.04)
Parent & Other	-	-	-
Consolidated Special Items	(0.05)	(0.04)	(0.01)

Operational
Utility	1.13	0.73	0.40
Entergy Wholesale Commodities	1.39	0.46	0.93
Parent & Other	(0.23)	(0.25)	0.02
Consolidated Operational Earnings	2.29	0.94	1.35
Weather Impact	0.18	(0.10)	0.28

Detailed earnings variance analyses are included in Appendix A-1 to this release. In addition, Appendix A-2 provides details of special items shown in Table 2 above.

Consolidated Operating Cash Flow

Entergy’s operating cash flow in first quarter 2014 was $767 million compared to $544 million in first quarter 2013. The overall quarterly increase was driven largely by higher cash flow from EWC and Utility net revenue. The increase in cash flow from Utility net revenue included the offsetting effect of decreased recovery of fuel costs. The increases were partially offset by higher pension funding.

Table 3 provides the components of operating cash flow contributed by each business with a current quarter comparison.

Table 3: Consolidated Operating Cash Flow
First Quarter 2014 vs. 2013
(U.S. $ in millions)
	First Quarter
	2014	2013	Change
Utility	405	369	36
Entergy Wholesale Commodities	424	235	189
Parent & Other	(62)	(60)	(2)
Total Operating Cash Flow	767	544	223

II.	Utility

In first quarter 2014, Utility earnings were $1.12 per share on an as-reported basis and $1.13 per share on an operational basis, compared to as-reported earnings per share of $0.69 and operational earnings per share of $0.73 in first quarter 2013. The quarter-over-quarter increase in operational earnings per share was due primarily to higher net revenue; lower non-fuel O&M expense also contributed. The decrease in non-fuel O&M was due partly to lower compensation and benefits expense.

Higher Utility net revenue was driven largely by colder-than-normal weather in the first quarter of the current year compared to unfavorable weather in the comparable period last year. Higher sales on a weather-adjusted basis also contributed to the increase in net revenue. These increases were partially offset by a quarter-over-quarter decrease in unbilled revenue.

Retail electric sales in billed gigawatt-hours by customer segment are summarized in Table 4. First quarter 2014 sales reflected the following:
•	Residential sales, on a weather-adjusted basis, increased 1.9 percent compared to first quarter 2013.
•	Weather-adjusted commercial and governmental sales increased 2.0 percent quarter over quarter.
•	Industrial sales in the first quarter increased 2.5 percent compared to the same quarter of 2013.

Billed retail sales increased 2.1 percent on a weather-adjusted basis. The increase was from residential, commercial and industrial customer classes and reflected growth in both the number of customers as well as usage per customer. Industrial sales growth was attributable to expansions, recovery of a major refining customer from an unplanned outage last year and continued moderate growth in the manufacturing sector both domestically and internationally.

Table 4 also provides a comparative summary of Utility operational performance measures.

Table 4: Utility Operational Performance Measures
First Quarter 2014 vs. 2013 (see Appendix D for definitions of certain measures)

	First Quarter
	2014	2013	% Change	% Weather Adjusted
GWh billed
Residential	10,027	8,344	20.2%	1.9%
Commercial and governmental	7,384	7,005	5.4%	2.0%
Industrial	10,113	9,868	2.5%	2.5%
Total Retail Sales	27,524	25,217	9.2%	2.1%
Wholesale	2,234	630	254.6%
Total Sales	29,758	25,847	15.1%
Non-fuel O&M per MWh (a)	$17.53	$21.02	(16.6)%
Number of electric retail customers
Residential	2,403,321	2,388,522	0.6%
Commercial and governmental	359,595	356,809	0.8%
Industrial	40,044	38,744	3.4%
Total Retail Customers	2,802,960	2,784,075	0.7%

(a)	First quarter 2013 excludes the special item associated with the proposed spin-merge of the transmission business; first quarter 2014 excludes the special item for HCM implementation expenses.

Appendix B provides information on selected regulatory cases.

III.	Entergy Wholesale Commodities

EWC operational adjusted EBITDA was $455 million in first quarter 2014, compared to $194 million in the same period a year ago, as shown in Table 5.

Table 5: Entergy Wholesale Commodities Operational Adjusted EBITDA – Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2014 vs. 2013 (see Appendix D for definitions of certain measures)
($ in millions)
	First Quarter
	2014	2013	Change
Net income	242	82	160
Add back: interest expense	5	3	2
Add back: income tax expense	119	57	62
Add back: depreciation and amortization	70	49	21
Subtract: interest and investment income	26	28	(2)
Add back: decommissioning expense	34	31	3
Adjusted EBITDA	444	194	250
Add back: special item for HCM implementation expenses (pre-tax)	1	-	1
Add back: special item resulting from the decision to close VY	10	-	10
Operational adjusted EBITDA	455	194	261

                                Totals may not foot due to rounding.

The quarter-over-quarter increase was driven by significantly higher realized wholesale energy prices. The realized price for EWC’s nuclear fleet was approximately $89 per MWh in the first quarter of this year – more than 50 percent higher than the $58 realized price from the comparable quarter a year ago. EWC’s hedging strategies routinely include financial instruments that manage operational and liquidity risk. These positions, in addition to a larger-than-normal unhedged position in 2014 due to VY being in its final year of operation, allowed EWC to benefit from increases in Northeast market power prices throughout the quarter. Net revenue also reflected mark-to-market activity, which was positive for the quarter.

Contribution to first quarter 2014 operational adjusted EBITDA from VY, scheduled to be closed later this year at the end of its current operating cycle, was approximately $110 million.

EWC as-reported earnings were $1.35 per share and operational earnings were $1.39 per share for first quarter 2014, compared to first quarter 2013 earnings of $0.46 per share on both an as-reported and an operational basis. The increase in operational earnings was driven by higher operational adjusted EBITDA. A lower effective income tax rate was another factor contributing to higher quarterly earnings. These items were partially offset by higher depreciation expense.

Table 6 provides a comparative summary of EWC operational performance measures.

Table 6: Entergy Wholesale Commodities Operational Performance Measures
First Quarter 2014 vs. 2013 (see Appendix D for definitions of certain measures)

	First Quarter
	2014	2013	% Change
Owned capacity (MW) (b)	6,068	6,612	(8.2)%
GWh billed	10,014	10,387	(3.6)%
Net revenue ($ millions)	748	493	51.7%
Average realized revenue per MWh	$90.68	$58.66	54.6%
Non-fuel O&M per MWh (c)	$25.50	$25.22	1.1%

EWC Nuclear Fleet
Capacity factor	82%	83%	(1.2)%
GWh billed	9,079	9,246	(1.8)%
Average realized revenue per MWh	$88.86	$57.82	53.7%
Production cost per MWh (c)	$26.72	$25.94	3.0%
Refueling outage days
IP2	24	-
IP3	-	28
Palisades	56	-
VY	-	22

(b)	First quarter 2014 was reduced due to the retirement of R.E. Ritchie Unit 2 (gas/oil) plant in November 2013 (544 MW).
(c)	First quarter 2014 excluded the effect of the special items for HCM implementation expenses and costs resulting from the decision to close VY.

Table 7 provides information on current forward capacity and generation contracts for EWC’s fleet. Positions that are no longer classified as hedges are netted in the percent of planned generation under contract. It also provides total revenue projections using market prices as of March 31, 2014, adjusted for internal expectations for the new NYISO LHV capacity zone starting in May 2014. Since the new zone was put in production at the end of the first quarter, market quotes are not widely available beyond auctions held to date. EWC uses a combination of forward physical and financial contracts, including swaps, collars, put and/or call options to manage certain risks of that business including forward commodity price, operational and liquidity risks. Certain hedge volumes have price downside and upside relative to market price movements. The contracted minimum, current expected value and sensitivities are provided to show potential variations. The sensitivities may not reflect the total upside potential from higher market prices. Information contained in Table 7 represents projections at a point in time and will vary over time based on numerous factors, such as future market prices, contracting activities and generation.

Table 7: Entergy Wholesale Commodities Capacity and Generation
Second Quarter 2014 through 2018 (see Appendix D for definitions of certain measures)
(Based on market prices as of March 31, 2014) (d)
	Balance of 2014	2015	2016	2017	2018
EWC Nuclear Portfolio
Energy
Planned TWh of generation	30	35	36	35	35
Percent of planned generation under contract
Unit-contingent	25%	17%	16%	14%	14%
Unit-contingent with availability guarantees	16%	15%	14%	15%	3%
Firm LD	58%	42%	10%	-	-
Offsetting positions	(24)%	-	-	-	-
Total	75%	74%	40%	29%	17%
Average revenue per MWh on contracted volumes
Minimum	$44	$43	$47	$51	$56
Expected based on current market prices	$48	$53	$50	$53	$56
Sensitivity: -/+ $10 per MWh market price change	$45-$51	$48-$58	$48-$52	$52-$54	$56

Capacity
Planned net MW in operation	5,011	4,406	4,406	4,406	4,406
Percent of capacity sold forward
Bundled capacity and energy contracts	15%	18%	18%	18%	18%
Capacity contracts	40%	15%	15%	16%	7%
Total	55%	33%	33%	34%	25%
Average revenue under contract per kW-month (applies to capacity contracts only)	$4.5	$3.2	$3.4	$5.6	$7.0

Total Nuclear Energy and Capacity Revenues (e)
Expected sold and market total revenue per MWh	$54	$53	$51	$52	$52
Sensitivity: -/+ $10 per MWh market price change	$49-$59	$46-$59	$44-$58	$45-$59	$44-$60

EWC Non-Nuclear Portfolio
Energy
Planned TWh of generation	5	5	6	6	6
Percent of planned generation under contract
Cost-based contracts	43%	38%	36%	33%	34%
Firm LD	8%	7%	7%	6%	7%
Total (f)	51%	45%	43%	39%	41%

Capacity
Planned net MW in operation	1,052	1,052	1,052	977	977
Percent of capacity sold forward
Cost-based contracts	24%	24%	24%	26%	26%
Bundled capacity and energy contracts	8%	8%	8%	8%	8%
Capacity contracts	52%	53%	53%	56%	24%
Total	84%	85%	85%	90%	58%

Total Non-Nuclear Net Revenue
Expected portfolio net revenue in $ millions	$66	$92	$99	$120	$133

(d)
Assumes shutdown of VY in fourth quarter 2014 and uninterrupted normal operation at the remaining nuclear plants. NRC license renewal applications are in process for both Indian Point units; at midnight on 9/28/13, IP2 entered the period of extended operations under its current license and the current license for IP3 expires 12/12/15.

(e)	Includes current expectations for the new NYISO LHV capacity zone starting in May 2014.
(f)	The percentage sold assumes completion of the necessary transmission upgrades required for the approved transmission rights.

IV.	Parent & Other

Parent & Other reported a loss of $(0.23) per share on an as-reported and operational basis for first quarter 2014, compared to a first quarter 2013 as-reported and operational loss of $(0.25) per share. No item was individually significant.

V.	2014 Earnings Guidance

Entergy affirmed its 2014 operational earnings guidance in the range of $5.55 to $6.75 per share. The guidance range, which was revised and widened on April 15, 2014, from $4.60 to $5.40 per share, is summarized in Table 8. The guidance range was widened to reflect increased volatility in the Northeast power markets year-to-date and the potential for that to continue through the rest of the year. The current range reflects strong first quarter 2014 results as well as other updates. Key assumptions on major drivers to the new guidance range versus original guidance are noted below. Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the guidance midpoint to produce Entergy’s guidance range.

Table 8: 2014 Operational Earnings Per Share Guidance
(Per share in U.S. $) – Updated April 2014
Segment	Description of Drivers	Original 2014 Guidance Midpoint	Expected Change	Revised 2014 Guidance Midpoint	Revised 2014 Guidance Range

Utility	Original 2014 Operational EPS Guidance Midpoint	5.20
	Net revenue, including first quarter 2014 weather		0.05
	Non-fuel O&M/other		(0.10)
	Higher effective income tax rate		(0.15)
	Subtotal	5.20	(0.20)	5.00

Entergy Wholesale Commodities	Original 2014 Operational EPS Guidance Midpoint	0.85
	Net revenue driven by higher price for nuclear assets		1.35
	Non-fuel O&M/other		(0.10)
	Lower effective income tax rate		0.10
	Subtotal	0.85	1.35	2.20

Parent & Other	Original 2014 Operational EPS Guidance Midpoint	(1.05)	-	(1.05)

Consolidated Operational	Revised 2014 Operational EPS Guidance Range	5.00	1.15	6.15	5.55 – 6.75

Key assumptions on the revisions follow.

Utility
•
Expected change in Utility net revenue includes favorable weather effect through first quarter 2014, partially offset by the effects of an unplanned negative variance to unbilled revenue, and rate case outcomes different than planned

•	Non-fuel O&M/other is higher due largely to consideration of opportunistic spending, net of lower-than-planned pension expense
•	Higher effective income tax rate driven by timing of tax benefits now expected to be realized in a later period

Entergy Wholesale Commodities
•	EWC net revenue driven by higher price for Northeast nuclear fleet
•	For the balance of the year, approximately $54/MWh average price for EWC-nuclear fleet’s total energy and capacity revenues, based on published market prices at the end of March 2014
o	$49/MWh average market price on approximately 25 percent unsold energy volumes
o	$5.7/kW-month average capacity price on approximately 45 percent unsold capacity
•	Non-fuel O&M/other is attributable to EWC performance and consideration of opportunistic spending, net of lower-than-planned pension expense
•	Lower effective income tax rate due to first quarter 2014 tax benefit

Other
•	Overall consolidated effective income tax rate of 37 percent in 2014

Operational earnings guidance for 2014 should be considered in association with earnings sensitivities as shown in Table 9. These sensitivities illustrate the estimated change in operational earnings per share resulting from changes in various revenue and expense drivers. Traditionally, the most significant variables for earnings drivers are retail sales for the Utility and energy prices for EWC.

Estimated annual impacts shown in Table 9 are intended to be indicative rather than precise guidance.

Table 9: 2014 Earnings Sensitivities
(Per share in U.S. $) – Updated April 2014
Variable	2014 Revised Guidance Assumption	Description of Change	Estimated Annual Impact
Utility
Retail sales growth Residential Commercial / Governmental Industrial	Around 1.9% retail sales growth on a weather adjusted basis, 0.6% excluding industrial expansions	1% change in Residential MWh sold 1% change in Comm / Govt MWh sold 1% change in Industrial MWh sold	- / + 0.05 - / + 0.04 - / + 0.02
Rate base	Growing rate base	$100 million change in rate base	- / + 0.03
Return on equity	Authorized regulatory ROEs	100 basis point change in allowed ROE	- / + 0.44
Non-fuel O&M	Lower due to HCM and compensation and benefits costs, partially offset by other increases	1% change in expense	+ / - 0.08
Entergy Wholesale Commodities (g)
Nuclear capacity factor	90% capacity factor	1% change in capacity factor	- / + 0.06
EWC revenue (energy)	$54/MWh nuclear revenue; Non-nuclear net revenue	$10/MWh market price change	(0.46) / + 0.51 (h)
EWC revenue (capacity)	$5.7/kW-month average capacity price on 45% unsold nuclear capacity (including VY)	$0.50/kW-month change in capacity price on nuclear capacity	- / + 0.03 (h)
Total non-fuel O&M	Lower due to HCM, compensation and benefits costs and the sale of District Energy, partially offset by other increases	1% change in expense	+ / - 0.04
Nuclear Outage (lost revenue only)	90% capacity factor, including refueling outages for three EWC nuclear units	1,000 MW plant for 10 days at average portfolio energy price of $47/MWh for contracted volumes and $39/MWh for unsold volumes in 2014 (assuming no resupply option exercise)	(0.03) / n/a
Consolidated
Interest expense	Higher debt outstanding balances	1% change in interest rate on $1 billion debt	+ / - 0.03
Pension and other postretirement costs (expense portion only)	Discount rate of 4.36%	0.25% change	- / + 0.07
Effective income tax rate	37% effective income tax rate	1% change in overall effective income tax rate	+ / - 0.10

(g)	Assumes shutdown of VY in fourth quarter 2014 and uninterrupted normal operation at the remaining nuclear plants.
(h)	Reflects price sensitivity for the second through fourth quarters of 2014.

VI.	Appendices

Five appendices are presented in this section as follows:

•	Appendix A includes earnings per share variance analysis and detail on special items that relate to the current quarter results.
•	Appendix B provides information on selected Utility regulatory cases.
•	Appendix C provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
•	Appendix D provides definitions of the operational performance measures, GAAP and non-GAAP financial measures and abbreviations or acronyms that are used in this release.
•	Appendix E provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

A.	Variance Analysis and Special Items

Appendix A-1 provides details of first quarter 2014 versus 2013 as-reported and operational earnings variance analysis for Utility, Entergy Wholesale Commodities, Parent & Other and Consolidated.

Appendix A-1: As-Reported and Operational Earnings Per Share Variance Analysis
First Quarter 2014 vs. 2013
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			Entergy Wholesale Commodities			Parent & Other		Consolidated
	As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional	As- Reported	Opera- tional
2013 earnings	0.69	0.73		0.46	0.46		(0.25)	(0.25)	0.90	0.94
Net revenue	0.39	0.39	(i)	0.88	0.88	(j)	(0.01)	(0.01)	1.26	1.26
Income taxes - other	-	-		0.13	0.13	(k)	0.02	0.02	0.15	0.15
Other O&M	0.10	0.07	(l)	(0.02)	0.02		(0.01)	(0.01)	0.07	0.08
Other income (deductions) - other	0.01	0.01		(0.01)	(0.01)		-	-	-	-
Preferred dividend requirements	-	-		-	-		0.01	0.01	0.01	0.01
Taxes other than income taxes	(0.01)	(0.01)		-	-		-	-	(0.01)	(0.01)
Decommissioning expense	(0.01)	(0.01)		(0.01)	(0.01)		-	-	(0.02)	(0.02)
Interest expense and other charges	(0.03)	(0.03)		(0.01)	(0.01)		0.01	0.01	(0.03)	(0.03)
Depreciation / amortization expense	(0.02)	(0.02)		(0.07)	(0.07)	(m)	-	-	(0.09)	(0.09)
2014 earnings	1.12	1.13		1.35	1.39		(0.23)	(0.23)	2.24	2.29

Utility Net Revenue Variance Analysis 2014 vs. 2013 ($ EPS)
First Quarter
Weather	0.28
Sales growth / pricing	0.07
Other	0.04
Total	0.39
(i)
The quarter-over-quarter increase is due largely to favorable weather in the first quarter of 2014 compared to unfavorable weather in the comparable quarter last year. Higher sales on a weather-adjusted basis also contributed. These increases were partially offset by a quarter-over-quarter decrease in unbilled revenue. The net effect of pricing adjustments contributed to the net revenue increase, but were mostly for recovery of costs below net revenue.

(j)
The increase period-over-period was due largely to higher realized wholesale prices, mostly due to higher energy prices for EWC’s Northeast nuclear assets. The realized price also included the net effect of mark-to-market activity, which was positive in the current period including turnaround of negative mark-to-market in the fourth quarter of 2013.

(k)	The quarter-over-quarter increase was due primarily to a change in New York law which resulted in a reduction of deferred income taxes of approximately $21.5 million.
(l)
The increase compared to the first quarter last year is due largely to lower compensation and benefits expense which was attributable to several factors including fewer employees, higher pension discount rate effects and pension plan design changes. Fossil spending was also lower than the prior period due to lower outage expenses. A portion of the increase was partially offset by higher net revenue, including storm accruals and higher spending related to energy efficiency. New MISO RTO administration fees also provided a partial offset. The as-reported increase was driven by expenses in the prior period in connection with the planned spin-merge of the transmission business.

(m)	The quarter-over-quarter decrease is due primarily to the effects of a new depreciation study and an increase in depreciable plant.

Appendix A-2 lists special items by business with quarter-to-quarter comparisons. Amounts are shown on both an earnings per share basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported earnings per share consistent with GAAP, but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-2: Special Items (shown as positive / (negative) impact on earnings)
First Quarter 2014 vs. 2013
(Per share in U.S. $)
	First Quarter
	2014	2013	Change
Utility
Transmission business spin-merge expenses	-	(0.04)	0.04
HCM implementation expenses	(0.01)	-	(0.01)
Total Utility	(0.01)	(0.04)	0.03

Entergy Wholesale Commodities
Decision to close VY	(0.03)	-	(0.03)
HCM implementation expenses	(0.01)	-	(0.01)
Total Entergy Wholesale Commodities	(0.04)	-	(0.04)

Parent & Other	-	-	-

Total Special Items	(0.05)	(0.04)	(0.01)

(U.S. $ in millions)
	First Quarter
	2014	2013	Change
Utility
Transmission business spin-merge expenses	-	(6.3)	6.3
HCM implementation expenses	(2.3)	-	(2.3)
Total Utility	(2.3)	(6.3)	4.0

Entergy Wholesale Commodities
Decision to close VY	(5.9)	-	(5.9)
HCM implementation expenses	(0.7)	-	(0.7)
Total Entergy Wholesale Commodities	(6.6)	-	(6.6)

Parent & Other	-	-	-

Total Special Items	(8.9)	(6.3)	(2.6)

B.	Regulatory Summary

Appendix B provides a summary of selected regulatory cases.

Appendix B: Regulatory Summary (see Appendix D for definitions of certain abbreviations or acronyms)
Company	Cases
Retail Regulation
Entergy Arkansas Authorized ROE: 9.3% Last filed rate base: $4.8 billion filed 1/9/14 based on 12/31/12 test year, with known and measureable changes through 12/31/13
Recent Activity/Next Steps: On Feb. 26, 2014, the APSC granted rehearing for the purpose of considering additional evidence identified by EAI in its base rate case filed in March 2013 and established a procedural schedule for additional testimony, now complete. An APSC decision is pending.
Background: In its original Dec. 30, 2013 order, the APSC approved a base rate increase of $81 million effective Dec. 31, 2013, including a 9.3% ROE. Approximately $64 million of the base rate increase was the reclassification of riders to base rates and ANO2 wholesale to retail with no effect on earnings. The base rate increase also included $13.6 million for storm reserve increases and $4 million for depreciation changes (reflecting a reduction in depreciation rates and an increase in plant in service). The MISO rider and the capacity cost rider proposed by EAI were approved.

Entergy Gulf States Louisiana
Authorized ROE range:
9.15 - 10.75% (electric);
9.45 - 10.45% (gas)
Last filed rate base:
$2.7 billion (electric) filed 2/15/13 based on 6/30/12 test year
$0.05 billion (gas) filed 1/31/14 based on 9/30/13 test year

Recent Activity/Next Steps: A compliance FRP filing will be made on May 30, 2014.
Background: On Dec. 16, 2013, the LPSC approved a settlement resolving EGSL’s 2013 electric rate case. The settlement results in no change to the base rider FRP revenue related to test year 2013, except recovery of the non-fuel related MISO costs, including the recovery of the deferred MISO implementation costs, and any capacity cost changes effective with the first billing cycle in December 2014. The settlement also provides for a three-year FRP for the 2014 through 2016 test years with a 9.95% ROE and a +/- 80 basis point bandwidth. Earnings outside the bandwidth are allocated prospectively, 60% to customers and 40% to EGSL. Other provisions of the settlement include recovery outside of the bandwidth for the Ninemile 6 new CCGT project and no cost of service increase for the 2014 test year.

Entergy Louisiana Authorized ROE range: 9.15 - 10.75% Last filed rate base: $4.5 billion filed 2/15/13 based on 6/30/12 test year
Recent Activity/Next Steps: A compliance FRP filing will be made on May 15, 2014.
Background: On Dec. 16, 2013, the LPSC approved a settlement resolving ELL’s 2013 rate case. The settlement provides for a $10 million cost of service increase and recovery of the non-fuel related MISO costs, including the recovery of the deferred MISO implementation costs, and any capacity cost changes effective with the first billing cycle in December 2014. The settlement also provides for a three-year FRP for the 2014 through 2016 test years with a 9.95% ROE and a +/- 80 basis point bandwidth. Earnings outside the bandwidth are allocated prospectively, 60% to customers and 40% to ELL. Other provisions of the settlement include recovery outside of the bandwidth for the Ninemile 6 new CCGT project and a cumulative $30 million cap on cost of service increases over the three-year FRP cycle, exclusive of items outside of the sharing mechanism but inclusive of the initial $10 million base rate increase in December 2014.

Entergy Mississippi Authorized ROE range: 9.76 - 11.83% (per 4/30/13 filing based on 12/31/12 test year) Last filed rate base: $1.7 billion filed 4/30/13 based on 12/31/12 test year
Recent Activity/Next Steps: On March 14, 2014, EMI made its FRP information-only submittal for the 2013 test year to the MPUS reporting an earned return which is within the FRP bandwidth. EMI is preparing a general rate case that could be filed next month pending discussions with the MPSC. No final decision has been made to file a rate case at this time.
Background: On Jan. 7, 2014, the MPSC suspended EMI’s 2013 test year FRP filing and requested EMI to make an abbreviated, information-only filing. EMI’s FRP includes an annual redetermination of the benchmark ROE based on a formula tied to interest rates and equity risk premiums, with an adjustment based upon performance ratings. Returns inside the bandwidth result in no change in rates while returns outside the bandwidth reset rates prospectively to or within the bandwidth depending on performance, subject to a 4% revenue limit. The annual filing occurs each March with rates effective in June (if no hearing) or July (if hearing). EMI’s FRP does not have an expiration date.
On Aug. 13, 2013, the MPSC approved a stipulation resolving EMI’s 2012 test year FRP. Without agreeing to any specific disallowances, the stipulation provided for a rate increase of approximately $22.3 million, which brings EMI up to the equity “point of adjustment” of 10.59% from an 8.96% earned ROE for 2012. The annualized change was effective with September 2013 bills.

Entergy New Orleans Authorized ROE range: 10.7 - 11.5% (electric) and 10.25 - 11.25% (gas) Last filed rate base: $0.3 billion (electric) and $0.09 billion (gas) filed 5/12 based on 12/31/11 test year
Recent Activity/Next Steps: The new Ninemile 6 CCGT project is expected to be complete by the first part of 2015 and is currently ahead of schedule. Although ENOI’s FRP expired with the 2011 test year, ENOI expects to recover the costs associated with its 20% participation in the resource through a rider until new base rates are established in the next base rate proceeding. The timing of ENOI’s next base rate case filing is currently under consideration and is expected to be determined in the coming months.

Entergy Texas
Authorized ROE: 9.8%
Last filed rate base:
$1.6 billion filed 9/25/13 based on 3/31/13 adjusted test year
Baselines for riders for future use:
Transmission $93.6M
Distribution: $155.7M
Purchased power: $252.6M

Recent Activity/Next Steps: On April 4, 2014, ETI and other parties filed a unanimous “black box” settlement in the 2013 rate case, providing for an ROE of 9.8%, an $18.5 million base rate change effective April 1, 2014 and approval of riders for rate case expenses and RPCE payments. Other stipulated terms include approval of the as-filed $1.63 billion rate base and storm reserve accruals of $8.54 million per year. All remaining MISO transition expenses are deemed included in the agreed rate base, and there were no changes to depreciation rates and River Bend decommissioning funding. No special circumstances recovery of purchased power costs was allowed. Baselines were established for the transmission, distribution and capacity riders for future potential use. Interim rates reflecting this settlement went in effect April 1, subject to refund. A decision by the PUCT is expected in May.
Background: On Sept. 25, 2013, ETI filed a rate case requesting a $38.6 million base rate increase and a 10.4% ROE based on a test year period ending March 31, 2013. ETI also requested rider recovery of rate case expenses and RPCE payments. Special circumstances recovery as fuel of approximately $22 million of historical purchased power capacity costs was reflected in the fuel reconciliation. On Jan. 17, 2014, the PUCT Staff filed direct testimony, recommending a retail rate reduction of $(0.3) million and a 9.2% ROE.

Wholesale Regulation
System Energy Resources ROE and rate base, next column	Recent Activity: None. Authorized ROE: 10.94%; Last calculated rate base: $1.3 billion for 3/31/14 monthly cost of service

C.	Financial and Historical Performance Measures

Appendix C-1 provides comparative financial performance measures for the current quarter. Appendix C-2 provides historical financial and operating performance measures for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix E.

Appendix C-1: GAAP and Non-GAAP Financial Performance Measures
First Quarter 2014 vs. 2013 (see Appendix D for definitions of certain measures)

For 12 months ending March 31	2014	2013	Change
GAAP Measures
Return on average invested capital – as-reported	5.7%	6.9%	(1.2%)
Return on average common equity – as-reported	9.9%	12.8%	(2.9%)
Cash flow interest coverage	6.6	5.9	0.7
Book value per share	$55.53	$51.73	$3.80
End of period shares outstanding (millions)	179.1	178.1	1.0

Non-GAAP Measures
Return on average invested capital – operational	6.8%	7.0%	(0.2%)
Return on average common equity – operational	12.5%	13.2%	(0.7%)

As of March 31 ($ in millions)	2014	2013	Change
GAAP Measures
Cash and cash equivalents	908	263	645
Revolver capacity	4,077	3,542	535
Commercial paper outstanding	1,059	883	176
Total debt	13,860	13,471	389
Securitization debt	861	952	(91)
Debt to capital ratio	57.5%	58.7%	(1.2%)
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	86	90	(4)
Leases – Entergy’s share	456	505	(49)
Total off-balance sheet liabilities	542	595	(53)

Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	55.9%	56.9%	(1.0%)
Gross liquidity	4,985	3,805	1,180
Net debt to net capital ratio, excluding securitization debt	54.1%	56.3%	(2.2%)
Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt	55.2%	57.5%	(2.3%)

Appendix C-2: Historical Performance Measures (see Appendix D for definitions of certain measures)
	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	14YTD	13YTD
Financial
EPS – as-reported ($)	2.06	1.89	1.66	0.90	0.92	1.34	0.82	2.24	2.24	0.90
Less – special items ($)	(0.05)	(0.06)	(0.06)	(0.04)	(0.09)	(1.07)	(0.18)	(0.05)	(0.05)	(0.04)
EPS – operational ($)	2.11	1.95	1.72	0.94	1.01	2.41	1.00	2.29	2.29	0.94
Trailing twelve months
ROIC – as-reported (%)	6.2	4.8	5.5	6.9	5.9	5.5	4.7	5.7
ROIC – operational (%)	7.4	6.0	6.6	7.0	6.1	6.4	5.8	6.8
ROE – as-reported (%)	11.3	7.8	9.3	12.8	10.5	9.3	7.6	9.9
ROE – operational (%)	14.2	10.7	12.2	13.2	10.9	11.7	10.2	12.5
Cash flow interest coverage	7.2	6.8	6.1	5.9	5.8	5.9	6.2	6.6
Debt to capital ratio (%)	57.4	57.7	58.7	58.7	59.0	58.4	57.9	57.5
Debt to capital ratio, excluding securitization debt (%)	55.3	55.7	56.9	56.9	57.3	56.7	56.3	55.9
Net debt to net capital ratio, excluding securitization debt (%)	54.7	54.1	55.8	56.3	56.7	56.0	54.8	54.1
Utility
GWh billed
Residential	7,940	11,605	7,360	8,344	7,377	11,359	8,089	10,027	10,027	8,344
Commercial & Governmental	7,753	9,101	7,313	7,005	7,267	9,041	7,647	7,384	7,384	7,005
Industrial	10,408	10,748	10,067	9,868	10,357	11,038	10,389	10,113	10,113	9,868
Wholesale	836	833	798	630	590	667	1,133	2,234	2,234	630
Non-fuel O&M per MWh (n)	$19.94	$16.66	$22.19	$21.02	$23.44	$18.15	$21.99	$17.53	$17.53	$21.02
Entergy Wholesale Commodities
Owned Capacity in MW (o)	6,612	6,612	6,612	6,612	6,612	6,612	6,068	6,068	6,068	6,612
GWh billed	11,674	12,002	11,221	10,387	11,172	11,630	11,938	10,014	10,014	10,387
Net revenue ($ millions)	444	495	463	493	383	494	432	748	748	493
Operational adjusted EBITDA ($ millions)	127	185	161	194	61	165	133	455	455	194
Avg realized revenue per MWh	$48.27	$51.88	$50.56	$58.66	$47.36	$53.22	$45.05	$90.68	$90.68	$58.66
Non-fuel O&M per MWh (n)	$24.07	$23.15	$23.52	$25.22	$25.69	$25.28	$25.10	$25.50	$25.50	$25.22
	EWC Nuclear Operational Measures
Capacity factor (%)	85	90	90	83	82	94	97	82	82	83
GWh billed	10,426	10,480	10,298	9,246	9,789	10,274	10,858	9,079	9,079	9,246
Avg realized revenue per MWh	$48.67	$52.27	$49.88	$57.82	$46.40	$53.16	$44.15	$88.86	$88.86	$57.82
Production cost per MWh (n)	$26.61	$26.14	$26.18	$25.94	$29.16	$25.32	$25.37	$26.72	$26.72	$25.94

(n)
Excludes effect of special items: the proposed spin-merge of the transmission business at Utility (2012 and 2013 quarterly periods and 2013 year-to-date), HCM implementation expenses at Utility and EWC (2013 second, third and fourth quarters; 2014 first quarter and year-to-date) and expenses resulting from the decision to close VY at EWC (2013 third and fourth quarters; 2014 first quarter and year-to-date).

(o)	Fourth quarter 2013 and first quarter and year-to-date 2014 were reduced due to the retirement of R.E. Ritchie Unit 2 (gas/oil) plant in November 2013 (544 MWs).

D.	Definitions

Appendix D provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release. Non-GAAP measures are included in this release to provide metrics that remove the effect of financial events that are not routine, from commonly used financial metrics.

Appendix D: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Non-fuel O&M per MWh	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel, fuel-related expenses and purchased power
Number of retail customers	Number of customers at end of period
Entergy Wholesale Commodities Operational Performance Measures
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Owned capacity
Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; in November 2013, R.E. Ritchie Unit 2 (gas/oil) plant was retired (544 MWs)

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments
Average realized revenue per MWh	As-reported revenue per MWh billed, excluding revenue from the amortization of the Palisades below-market PPA and/or investments in wind generation accounted for under the equity method of accounting
Non-fuel O&M per MWh
Operation, maintenance and refueling expenses per MWh billed, excluding fuel, fuel-related expenses and purchased power and investments in wind generation accounted for under the equity method of accounting

Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics, outage schedules and expected market conditions which impact dispatch, assuming shutdown of VY in fourth quarter 2014, uninterrupted normal operation at the remaining nuclear plants and timely renewal of plant operating licenses; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights, or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages
Unit-contingent with availability guarantees
Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Cost-based contracts
Contracts priced in accordance with cost-based rates, a ratemaking concept used for the design and development of rate schedules to ensure that the filed rate schedules recover only the cost of providing the service; these contracts are on owned EWC resources located within Entergy’s utility service territory and were executed prior to EWC receiving market-based authority under MISO

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO

Appendix D: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
Entergy Wholesale Commodities Operational Performance Measures (continued)
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs; also, excludes payments owed under the value sharing agreements, if any

Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA; also excludes payments owed under value sharing agreements, if any

Financial Measures – GAAP
Return on average invested capital – as-reported	12-months rolling net income attributable to Entergy Corporation (Net Income) adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – as-reported	12-months rolling Net Income divided by average common equity
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet
Debt of joint ventures - Entergy’s share	Debt issued by business joint ventures at EWC
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital ratio	Total debt divided by total capitalization
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Financial Measures – Non-GAAP
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Adjusted EBITDA
Earnings before interest, income taxes, depreciation and amortization and interest and investment income excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets

Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Return on average invested capital – operational	12-months rolling operational Net Income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – operational	12-months rolling operational Net Income divided by average common equity
Gross liquidity	Sum of cash and revolver capacity
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net debt to net capital ratio, including off-balance sheet liabilities, excluding securitization debt
Sum of total debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents, excluding securitization debt

Appendix D: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
Abbreviations or Acronyms
ALJ	Administrative law judge
ANO2	Unit 2 of Arkansas Nuclear One (nuclear)
APSC	Arkansas Public Service Commission
CCGT	Combined cycle gas turbine
EAI	Entergy Arkansas, Inc.
EGSL	Entergy Gulf States Louisiana, L.L.C.
ELL	Entergy Louisiana, LLC
EMI	Entergy Mississippi, Inc.
ENOI	Entergy New Orleans, Inc.
EPA	U.S. Environmental Protection Agency
ETI	Entergy Texas, Inc.
EWC	Entergy Wholesale Commodities
FRP	Formula rate plan
GAAP	Generally accepted accounting principles
HCM	Human Capital Management program
IP2	Indian Point Energy Center Unit 2 (nuclear)
IP3	Indian Point Energy Center Unit 3 (nuclear)
ISO	Independent system operator
ISO-NE	ISO New England
LHV	Lower Hudson Valley
LPSC	Louisiana Public Service Commission
MISO	Midcontinent Independent System Operator, Inc.
MPSC	Mississippi Public Service Commission
MPUS	Mississippi Public Utilities Staff
MWh	Megawatt hour
NRC	Nuclear Regulatory Commission
NYISO	New York Independent System Operator, Inc.
NYPA	New York Power Authority
O&M	Operation and maintenance expense
Palisades	Palisades Power Plant (nuclear)
PPA	Power purchase agreement
PSB	Public Service Board
PUCT	Public Utility Commission of Texas
ROE	Return on equity
ROIC	Return on invested capital
RPCE	Rough production cost equalization
RTO	Regional transmission organization
VY	Vermont Yankee Nuclear Power Station (nuclear)

E.	GAAP to Non-GAAP Reconciliations

Appendix E-1, Appendix E-2 and Appendix E-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix E-1: Reconciliation of GAAP to Non-GAAP Financial Measures – ROE, ROIC Metrics
($ in millions)
	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
As-reported net income-rolling 12 months (A)	996	705	847	1,160	958	861	712	952
Preferred dividends	21	22	22	22	21	20	19	18
Tax effected interest expense	329	342	350	356	363	365	371	376
As-reported net income, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,346	1,069	1,219	1,538	1,342	1,246	1,102	1,346

Special items in prior quarters	(244)	(253)	(251)	(31)	(28)	(33)	(212)	(239)

Special items in current quarter
Decision to close VY	-	-	-	-	-	(173)	(32)	(6)
Transmission business spin-merge expenses	(9)	(11)	(11)	(6)	(12)	(10)	25	-
HCM implementation expenses	-	-	-	-	(4)	(7)	(26)	(3)
Total special items (C)	(253)	(264)	(262)	(37)	(44)	(224)	(245)	(248)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,599	1,333	1,481	1,575	1,386	1,470	1,347	1,594

Operational earnings, rolling 12 months (A-C)	1,249	969	1,109	1,197	1,002	1,085	957	1,200

Average invested capital (D)	21,556	22,065	22,290	22,389	22,573	22,857	23,283	23,539

Average common equity (E)	8,814	9,078	9,079	9,064	9,152	9,299	9,415	9,581

ROIC – as-reported % (B/D)	6.2	4.8	5.5	6.9	5.9	5.5	4.7	5.7

ROIC – operational % ((B-C)/D)	7.4	6.0	6.6	7.0	6.1	6.4	5.8	6.8

ROE – as-reported % (A/E)	11.3	7.8	9.3	12.8	10.5	9.3	7.6	9.9

ROE – operational % ((A-C)/E)	14.2	10.7	12.2	13.2	10.9	11.7	10.2	12.5

Appendix E-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Credit and Liquidity Metrics
($ in millions)
	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
Total debt (A)	12,533	12,931	13,473	13,471	13,747	13,623	13,678	13,860
Less securitization debt (B)	1,020	1,003	973	952	927	910	883	861
Total debt, excluding securitization debt (C)	11,513	11,928	12,500	12,519	12,820	12,713	12,795	12,999
Less cash and cash equivalents (D)	283	750	533	263	311	365	739	908
Net debt, excluding securitization debt (E)	11,230	11,178	11,967	12,256	12,509	12,348	12,056	12,091

Total capitalization (F)	21,844	22,402	22,951	22,965	23,302	23,312	23,615	24,113
Less securitization debt (B)	1,020	1,003	973	952	927	910	883	861
Total capitalization, excluding securitization debt (G)	20,824	21,399	21,978	22,013	22,375	22,402	22,732	23,252
Less cash and cash equivalents (D)	283	750	533	263	311	365	739	908
Net capital, excluding securitization debt (H)	20,541	20,649	21,445	21,750	22,064	22,037	21,993	22,344

Debt to capital ratio % (A/F)	57.4	57.7	58.7	58.7	59.0	58.4	57.9	57.5

Debt to capital ratio, excluding securitization debt % (C/G)	55.3	55.7	56.9	56.9	57.3	56.7	56.3	55.9

Net debt to net capital ratio, excluding securitization debt % (E/H)	54.7	54.1	55.8	56.3	56.7	56.0	54.8	54.1

Off-balance sheet liabilities (I)	600	599	595	595	594	592	542	542

Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt % ((E+I)/(H+I))	56.0	55.4	57.0	57.5	57.8	57.2	55.9	55.2

Revolver capacity (J)	2,762	2,917	3,462	3,542	3,819	4,129	3,977	4,077

Gross liquidity (D+J)	3,045	3,667	3,995	3,805	4,130	4,494	4,716	4,985

Appendix E-3: Reconciliation of GAAP to Non-GAAP Financial Measures – Entergy Wholesale Commodities Operational Adjusted EBITDA
($ in millions)
	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
Net income	71	87	59	82	12	(93)	42	242
Add back: interest expense	5	3	3	3	4	4	5	5
Add back: income tax expense	47	57	50	57	(15)	(107)	(12)	119
Add back: depreciation and amortization	48	29	47	49	50	55	61	70
Subtract: interest and investment income	27	20	28	28	22	21	66	26
Add back: decommissioning expense	(17)	29	30	31	30	32	33	34
Adjusted EBITDA	127	185	161	194	59	(130)	63	444
Add back: special item for HCM implementation expenses (pre-tax)	-	-	-	-	2	3	19	1
Add back: special item resulting from the decision to close VY (pre-tax)	-	-	-	-	-	292	52	10
Operational adjusted EBITDA	127	185	161	194	61	165	133	455

                   Totals may not foot due to rounding

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional investor information can be accessed online at
www.entergy.com/investor_relations

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In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this news release and in: (i) Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and (ii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami;
(e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (f) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings.

VII.	Financial Statements

Entergy Corporation

Consolidating Balance Sheet
March 31, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$99,185	$7,350	$1,518	$108,053
Temporary cash investments	511,529	279,239	9,662	800,430
Total cash and cash equivalents	610,714	286,589	11,180	908,483
Notes receivable	-	527,350	(527,350)	-
Accounts receivable:
Customer	556,377	145,157	-	701,534
Allowance for doubtful accounts	(34,064)	-	-	(34,064)
Associated companies	27,618	5,534	(33,152)	-
Other	165,968	18,359	296	184,623
Accrued unbilled revenues	276,099	-	-	276,099
Total accounts receivable	991,998	169,050	(32,856)	1,128,192
Deferred fuel costs	241,372	-	-	241,372
Accumulated deferred income taxes	36,997	3,395	24,497	64,889
Fuel inventory - at average cost	182,394	10,624	-	193,018
Materials and supplies - at average cost	612,176	314,080	-	926,256
Deferred nuclear refueling outage costs	105,644	200,711	-	306,355
Prepayments and other	475,369	113,784	(179,855)	409,298
TOTAL	3,256,664	1,625,583	(704,384)	4,177,863

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,270	39,258	(1,097,158)	39,370
Decommissioning trust funds	2,280,685	2,710,377	-	4,991,062
Non-utility property - at cost (less accumulated depreciation)	183,299	7,841	8,111	199,251
Other	150,591	16,978	-	167,569
TOTAL	3,711,845	2,774,454	(1,089,047)	5,397,252

PROPERTY, PLANT, AND EQUIPMENT

Electric	38,265,538	4,912,032	3,392	43,180,962
Property under capital lease	940,996	-	-	940,996
Natural gas	368,094	-	-	368,094
Construction work in progress	1,301,776	343,535	269	1,645,580
Nuclear fuel	891,396	672,455	-	1,563,851
TOTAL PROPERTY, PLANT AND EQUIPMENT	41,767,800	5,928,022	3,661	47,699,483
Less - accumulated depreciation and amortization	18,383,702	1,306,930	194	19,690,826
PROPERTY, PLANT AND EQUIPMENT - NET	23,384,098	4,621,092	3,467	28,008,657

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	847,868	-	-	847,868
Other regulatory assets	3,876,586	-	-	3,876,586
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	7,957	34,543	-	42,500
Other	243,276	721,359	(3,419)	961,216
TOTAL	5,521,988	758,975	(3,419)	6,277,544
		-
TOTAL ASSETS	$35,874,595	$9,780,104	$(1,793,383)	$43,861,316

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$404,455	$18,211	$-	$422,666
Notes payable and commercial paper:
Associated companies	-	-	-	-
Other	146,892	-	1,057,954	1,204,846
Account payable:
Associated companies	5,773	9,342	(15,115)	-
Other	836,749	308,257	585	1,145,591
Customer deposits	372,723	-	-	372,723
Taxes accrued	-	6,505	104,759	111,264
Accumulated deferred income taxes	27,056	44,482	(43,156)	28,382
Interest accrued	148,453	641	7,101	156,195
Deferred fuel costs	21,435	-	-	21,435
Obligations under capital leases	2,368	-	-	2,368
Pension and other postretirement liabilities	48,190	8,919	-	57,109
Other	236,223	141,002	2,204	379,429
TOTAL	2,250,317	537,359	1,114,332	3,902,008

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,396,800	1,307,032	172,293	8,876,125
Accumulated deferred investment tax credits	260,714	-	-	260,714
Obligations under capital leases	31,608	-	-	31,608
Other regulatory liabilities	1,315,589	-	-	1,315,589
Decommissioning and retirement cost liabilities	2,312,138	1,727,961	-	4,040,099
Accumulated provisions	115,211	2,482	1,048	118,741
Pension and other postretirement liabilities	1,675,249	609,591	-	2,284,840
Long-term debt	10,506,619	77,509	1,614,513	12,198,641
Other	757,234	575,279	(752,750)	579,763
TOTAL	24,371,162	4,299,854	1,035,104	29,706,120

Subsidiaries' preferred stock without sinking fund	186,511	24,249	-	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	201,094	(2,359,814)	2,548
Paid-in capital	2,417,670	1,632,851	1,300,111	5,350,632
Retained earnings	4,588,099	3,015,467	2,474,386	10,077,952
Accumulated other comprehensive income (loss)	(74,432)	69,230	-	(5,202)
Less - treasury stock, at cost (75,608,773 shares in 2014)	120,000	-	5,357,502	5,477,502
Total common shareholders' equity	8,972,605	4,918,642	(3,942,819)	9,948,428
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	9,066,605	4,918,642	(3,942,819)	10,042,428

TOTAL LIABILITIES AND EQUITY	$35,874,595	$9,780,104	$(1,793,383)	$43,861,316

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$119,781	$9,192	$1,006	$129,979
Temporary cash investments	431,436	167,266	10,445	609,147
Total cash and cash equivalents	551,217	176,458	11,451	739,126
Notes receivable	-	530,389	(530,389)	-
Accounts receivable:
Customer	509,176	161,465	-	670,641
Allowance for doubtful accounts	(34,311)	-	-	(34,311)
Associated companies	47,887	2,776	(50,663)	-
Other	184,640	10,353	35	195,028
Accrued unbilled revenues	340,828	-	-	340,828
Total accounts receivable	1,048,220	174,594	(50,628)	1,172,186
Deferred fuel costs	116,379	-	-	116,379
Accumulated deferred income taxes	195,030	13,915	(33,872)	175,073
Fuel inventory - at average cost	198,604	10,354	-	208,958
Materials and supplies - at average cost	603,557	311,449	-	915,006
Deferred nuclear refueling outage costs	78,633	113,841	-	192,474
Prepayments and other	362,832	180,477	(132,820)	410,489
TOTAL	3,154,472	1,511,477	(736,258)	3,929,691

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,270	40,238	(1,097,158)	40,350
Decommissioning trust funds	2,235,826	2,667,318	-	4,903,144
Non-utility property - at cost (less accumulated depreciation)	182,465	8,189	8,721	199,375
Other	150,015	60,601	-	210,616
TOTAL	3,665,576	2,776,346	(1,088,437)	5,353,485

PROPERTY, PLANT, AND EQUIPMENT

Electric	38,043,514	4,888,807	3,391	42,935,712
Property under capital lease	941,299	-	-	941,299
Natural gas	366,365	-	-	366,365
Construction work in progress	1,217,138	297,451	268	1,514,857
Nuclear fuel	854,617	712,287	-	1,566,904
TOTAL PROPERTY, PLANT AND EQUIPMENT	41,422,933	5,898,545	3,659	47,325,137
Less - accumulated depreciation and amortization	18,199,512	1,243,791	190	19,443,493
PROPERTY, PLANT AND EQUIPMENT - NET	23,223,421	4,654,754	3,469	27,881,644

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	849,718	-	-	849,718
Other regulatory assets	3,893,363	-	-	3,893,363
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	9,117	52,894	-	62,011
Other	197,617	698,161	(8,618)	887,160
TOTAL	5,496,116	754,128	(8,618)	6,241,626
		-
TOTAL ASSETS	$35,539,585	$9,696,705	$(1,829,844)	$43,406,446

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$438,884	$18,211	$-	$457,095
Notes payable and commercial paper:
Associated companies	-	103,739	(103,739)	-
Other	2,940	-	1,043,947	1,046,887
Account payable:
Associated companies	15,836	28,216	(44,052)	-
Other	916,616	256,018	679	1,173,313
Customer deposits	370,997	-	-	370,997
Taxes accrued	-	-	191,093	191,093
Accumulated deferred income taxes	97,463	(3)	(69,153)	28,307
Interest accrued	156,968	194	23,835	180,997
Deferred fuel costs	57,631	-	-	57,631
Obligations under capital leases	2,323	-	-	2,323
Pension and other postretirement liabilities	58,720	8,699	-	67,419
Other	202,465	282,045	-	484,510
TOTAL	2,320,843	697,119	1,042,610	4,060,572

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,340,267	1,266,913	117,455	8,724,635
Accumulated deferred investment tax credits	263,765	-	-	263,765
Obligations under capital leases	32,218	-	-	32,218
Other regulatory liabilities	1,295,955	-	-	1,295,955
Decommissioning and retirement cost liabilities	2,235,194	1,698,222	-	3,933,416
Accumulated provisions	110,899	3,191	1,049	115,139
Pension and other postretirement liabilities	1,708,639	612,065	-	2,320,704
Long-term debt	10,307,888	76,800	1,754,461	12,139,149
Other	741,376	593,325	(751,034)	583,667
TOTAL	24,036,201	4,250,516	1,121,931	29,408,648

Subsidiaries' preferred stock without sinking fund	186,511	24,249	-	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2013	2,161,268	201,094	(2,359,814)	2,548
Paid-in capital	2,417,670	1,627,856	1,322,605	5,368,131
Retained earnings	4,518,741	2,849,546	2,456,766	9,825,053
Accumulated other comprehensive income (loss)	(75,649)	46,325	-	(29,324)
Less - treasury stock, at cost (76,381,936 shares in 2013)	120,000	-	5,413,942	5,533,942
Total common shareholders' equity	8,902,030	4,724,821	(3,994,385)	9,632,466
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	8,996,030	4,724,821	(3,994,385)	9,726,466

TOTAL LIABILITIES AND EQUITY	$35,539,585	$9,696,705	$(1,829,844)	$43,406,446

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2014 vs December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$(20,596)	$(1,842)	$512	$(21,926)
Temporary cash investments	80,093	111,973	(783)	191,283
Total cash and cash equivalents	59,497	110,131	(271)	169,357
Notes receivable	-	(3,039)	3,039	-
Accounts receivable:
Customer	47,201	(16,308)	-	30,893
Allowance for doubtful accounts	247	-	-	247
Associated companies	(20,269)	2,758	17,511	-
Other	(18,672)	8,006	261	(10,405)
Accrued unbilled revenues	(64,729)	-	-	(64,729)
Total accounts receivable	(56,222)	(5,544)	17,772	(43,994)
Deferred fuel costs	124,993	-	-	124,993
Accumulated deferred income taxes	(158,033)	(10,520)	58,369	(110,184)
Fuel inventory - at average cost	(16,210)	270	-	(15,940)
Materials and supplies - at average cost	8,619	2,631	-	11,250
Deferred nuclear refueling outage costs	27,011	86,870	-	113,881
Prepayments and other	112,537	(66,693)	(47,035)	(1,191)
TOTAL	102,192	114,106	31,874	248,172

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	-	(980)	-	(980)
Decommissioning trust funds	44,859	43,059	-	87,918
Non-utility property - at cost (less accumulated depreciation)	834	(348)	(610)	(124)
Other	576	(43,623)	-	(43,047)
TOTAL	46,269	(1,892)	(610)	43,767

PROPERTY, PLANT, AND EQUIPMENT

Electric	222,024	23,225	1	245,250
Property under capital lease	(303)	-	-	(303)
Natural gas	1,729	-	-	1,729
Construction work in progress	84,638	46,084	1	130,723
Nuclear fuel	36,779	(39,832)	-	(3,053)
TOTAL PROPERTY, PLANT AND EQUIPMENT	344,867	29,477	2	374,346
Less - accumulated depreciation and amortization	184,190	63,139	4	247,333
PROPERTY, PLANT AND EQUIPMENT - NET	160,677	(33,662)	(2)	127,013

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	(1,850)	-	-	(1,850)
Other regulatory assets	(16,777)	-	-	(16,777)
Deferred fuel costs	-	-	-	-
Goodwill	-	-	-	-
Accumulated deferred income taxes	(1,160)	(18,351)	-	(19,511)
Other	45,659	23,198	5,199	74,056
TOTAL	25,872	4,847	5,199	35,918

TOTAL ASSETS	$335,010	$83,399	$36,461	$454,870

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2014 vs December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$(34,429)	$-	$-	$(34,429)
Notes payable and commercial paper:
Associated companies	-	(103,739)	103,739	-
Other	143,952	-	14,007	157,959
Account payable:
Associated companies	(10,063)	(18,874)	28,937	-
Other	(79,867)	52,239	(94)	(27,722)
Customer deposits	1,726	-	-	1,726
Taxes accrued	-	6,505	(86,334)	(79,829)
Accumulated deferred income taxes	(70,407)	44,485	25,997	75
Interest accrued	(8,515)	447	(16,734)	(24,802)
Deferred fuel costs	(36,196)	-	-	(36,196)
Obligations under capital leases	45	-	-	45
Pension and other postretirement liabilities	(10,530)	220	-	(10,310)
Other	33,758	(141,043)	2,204	(105,081)
TOTAL	(70,526)	(159,760)	71,722	(158,564)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	56,533	40,119	54,838	151,490
Accumulated deferred investment tax credits	(3,051)	-	-	(3,051)
Obligations under capital leases	(610)	-	-	(610)
Other regulatory liabilities	19,634	-	-	19,634
Decommissioning and retirement cost liabilities	76,944	29,739	-	106,683
Accumulated provisions	4,312	(709)	(1)	3,602
Pension and other postretirement liabilities	(33,390)	(2,474)	-	(35,864)
Long-term debt	198,731	709	(139,948)	59,492
Other	15,858	(18,046)	(1,716)	(3,904)
TOTAL	334,961	49,338	(86,827)	297,472

Subsidiaries' preferred stock without sinking fund	-	-	-	-

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014 and in 2013	-	-	-	-
Paid-in capital	-	4,995	(22,494)	(17,499)
Retained earnings	69,358	165,921	17,620	252,899
Accumulated other comprehensive income (loss)	1,217	22,905	-	24,122
Less - treasury stock, at cost	-	-	(56,440)	(56,440)
Total common shareholders' equity	70,575	193,821	51,566	315,962
Subsidiaries' preferred stock without sinking fund	-	-	-	-
TOTAL	70,575	193,821	51,566	315,962

TOTAL LIABILITIES AND EQUITY	$335,010	$83,399	$36,461	$454,870

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,226,484	$-	$(21)	$2,226,463
Natural gas	78,220	-	-	78,220
Competitive businesses	-	912,122	(7,962)	904,160
Total	2,304,704	912,122	(7,983)	3,208,843

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	415,686	128,163	(20)	543,829
Purchased power	547,660	35,835	(8,868)	574,627
Nuclear refueling outage expenses	29,010	30,534	-	59,544
Other operation and maintenance	497,238	234,896	5,846	737,980
Decommissioning	31,743	34,056	-	65,799
Taxes other than income taxes	121,284	32,836	348	154,468
Depreciation and amortization	257,556	70,147	1,021	328,724
Other regulatory charges (credits) - net	3,995	-	-	3,995
Total	1,904,172	566,467	(1,673)	2,468,966

OPERATING INCOME	400,532	345,655	(6,310)	739,877

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,129	-	-	15,129
Interest and investment income	40,320	26,359	(31,431)	35,248
Miscellaneous - net	(4,008)	(5,606)	(2,090)	(11,704)
Total	51,441	20,753	(33,521)	38,673

INTEREST EXPENSE
Interest expense	138,489	5,061	19,001	162,551
Allowance for borrowed funds used during construction	(7,020)	-	-	(7,020)
Total	131,469	5,061	19,001	155,531

INCOME BEFORE INCOME TAXES	320,504	361,347	(58,832)	623,019

Income taxes	115,064	118,877	(16,975)	216,966

CONSOLIDATED NET INCOME	205,440	242,470	(41,857)	406,053

Preferred dividend requirements of subsidiaries	4,332	547	-	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$201,108	$241,923	$(41,857)	$401,174

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.12	$1.35	$(0.23)	$2.24
DILUTED	$1.12	$1.35	$(0.23)	$2.24

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,797,829
DILUTED				179,055,967

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,950,120	$-	$(840)	$1,949,280
Natural gas	53,321	-	-	53,321
Competitive businesses	-	613,733	(7,460)	606,273
Total	2,003,441	613,733	(8,300)	2,608,874

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	411,320	99,411	(398)	510,333
Purchased power	363,532	21,221	(11,624)	373,129
Nuclear refueling outage expenses	30,076	30,643	-	60,719
Other operation and maintenance	519,756	231,359	3,143	754,258
Decommissioning	28,527	30,577	-	59,104
Taxes other than income taxes	118,063	32,748	284	151,095
Depreciation and amortization	250,531	49,243	1,102	300,876
Other regulatory charges (credits) - net	5,315	-	-	5,315
Total	1,727,120	495,202	(7,493)	2,214,829

OPERATING INCOME	276,321	118,531	(807)	394,045

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	12,751	-	-	12,751
Interest and investment income	41,578	28,199	(31,471)	38,306
Miscellaneous - net	(6,865)	(4,612)	(2,146)	(13,623)
Total	47,464	23,587	(33,617)	37,434

INTEREST EXPENSE
Interest expense	130,063	3,068	20,018	153,149
Allowance for borrowed funds used during construction	(5,188)	-	-	(5,188)
Total	124,875	3,068	20,018	147,961

INCOME BEFORE INCOME TAXES	198,910	139,050	(54,442)	283,518

Income taxes	71,075	56,936	(11,475)	116,536

CONSOLIDATED NET INCOME	127,835	82,114	(42,967)	166,982

Preferred dividend requirements of subsidiaries	4,332	-	1,250	5,582

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$123,503	$82,114	$(44,217)	$161,400

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.70	$0.46	$(0.25)	$0.91
DILUTED	$0.69	$0.46	$(0.25)	$0.90

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,027,961
DILUTED				178,413,287

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$276,364	$-	$819	$277,183
Natural gas	24,899	-	-	24,899
Competitive businesses	-	298,389	(502)	297,887
Total	301,263	298,389	317	599,969

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	4,366	28,752	378	33,496
Purchased power	184,128	14,614	2,756	201,498
Nuclear refueling outage expenses	(1,066)	(109)	-	(1,175)
Other operation and maintenance	(22,518)	3,537	2,703	(16,278)
Decommissioning	3,216	3,479	-	6,695
Taxes other than income taxes	3,221	88	64	3,373
Depreciation and amortization	7,025	20,904	(81)	27,848
Other regulatory charges (credits )- net	(1,320)	-	-	(1,320)
Total	177,052	71,265	5,820	254,137

OPERATING INCOME	124,211	227,124	(5,503)	345,832

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	2,378	-	-	2,378
Interest and investment income	(1,258)	(1,840)	40	(3,058)
Miscellaneous - net	2,857	(994)	56	1,919
Total	3,977	(2,834)	96	1,239

INTEREST EXPENSE
Interest expense	8,426	1,993	(1,017)	9,402
Allowance for borrowed funds used during construction	(1,832)	-	-	(1,832)
Total	6,594	1,993	(1,017)	7,570

INCOME BEFORE INCOME TAXES	121,594	222,297	(4,390)	339,501

Income taxes	43,989	61,941	(5,500)	100,430

CONSOLIDATED NET INCOME	77,605	160,356	1,110	239,071

Preferred dividend requirements of subsidiaries	-	547	(1,250)	(703)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$77,605	$159,809	$2,360	$239,774

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.42	$0.89	$0.02	$1.33
DILUTED	$0.43	$0.89	$0.02	$1.34

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,223,797	$-	$(4,254)	$9,219,543
Natural gas	179,253	-	-	179,253
Competitive businesses	-	2,611,147	(19,027)	2,592,120
Total	9,403,050	2,611,147	(23,281)	11,990,916

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,041,114	439,985	(1,784)	2,479,315
Purchased power	1,679,771	114,074	(38,014)	1,755,831
Nuclear refueling outage expenses	123,895	131,732	-	255,627
Asset impairment and related charges	9,411	329,336	2,790	341,537
Other operation and maintenance	2,241,358	1,051,598	22,681	3,315,637
Decommissioning	120,028	128,771	-	248,799
Taxes other than income taxes	473,190	129,107	1,425	603,722
Depreciation and amortization	1,048,056	236,774	4,061	1,288,891
Other regulatory charges (credits) - net	44,276	-	-	44,276
Total	7,781,099	2,561,377	(8,841)	10,333,635

Gain on sale of business	-	43,569	-	43,569

OPERATING INCOME	1,621,951	93,339	(14,440)	1,700,850

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	68,431	-	-	68,431
Interest and investment income	185,466	135,886	(125,109)	196,243
Miscellaneous - net	(26,354)	(23,107)	(8,403)	(57,864)
Total	227,543	112,779	(133,512)	206,810

INTEREST EXPENSE
Interest expense	543,100	18,316	77,521	638,937
Allowance for borrowed funds used during construction	(27,332)	-	-	(27,332)
Total	515,768	18,316	77,521	611,605

INCOME BEFORE INCOME TAXES	1,333,726	187,802	(225,473)	1,296,055

Income taxes	409,906	(15,530)	(67,964)	326,412

CONSOLIDATED NET INCOME	923,820	203,332	(157,509)	969,643

Preferred dividend requirements of subsidiaries	17,329	638	-	17,967

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$906,491	$202,694	$(157,509)	$951,676

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.08	$1.14	$(0.89)	$5.33
DILUTED	$5.07	$1.13	$(0.88)	$5.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,401,013
DILUTED				178,799,026

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,038,743	$-	$(3,656)	$8,035,087
Natural gas	138,148	-	-	138,148
Competitive businesses	-	2,379,791	(25,733)	2,354,059
Total	8,176,891	2,379,791	(29,389)	10,527,294

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,642,901	367,116	(1,685)	2,008,332
Purchased power	1,267,746	117,673	(41,457)	1,343,962
Nuclear refueling outage expenses	114,210	128,225	-	242,435
Asset impairment and related charges	-	-	-	-
Other operation and maintenance	2,109,049	956,441	12,525	3,078,016
Decommissioning	112,961	73,001	-	185,962
Taxes other than income taxes	443,386	126,619	1,219	571,223
Depreciation and amortization	986,626	174,218	4,402	1,165,245
Other regulatory charges (credits) - net	180,036	-	-	180,036
Total	6,856,915	1,943,293	(24,996)	8,775,211

Gain on sale of business	-	-	-	-

OPERATING INCOME	1,319,976	436,498	(4,393)	1,752,083

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	81,202	-	-	81,202
Interest and investment income	148,597	103,063	(126,570)	125,090
Miscellaneous - net	(24,846)	(15,901)	(8,099)	(48,846)
Total	204,953	87,162	(134,669)	157,446

INTEREST EXPENSE
Interest expense	516,385	14,764	81,850	613,001
Allowance for borrowed funds used during construction	(33,109)	-	-	(33,109)
Total	483,276	14,764	81,850	579,892

INCOME BEFORE INCOME TAXES	1,041,653	508,896	(220,912)	1,329,637

Income taxes	20,708	210,406	(83,562)	147,552

CONSOLIDATED NET INCOME	1,020,945	298,490	(137,350)	1,182,085

Preferred dividend requirements of subsidiaries	17,329	-	5,000	22,329

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,003,616	$298,490	$(142,350)	$1,159,756

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.65	$1.68	$(0.80)	$6.53
DILUTED	$5.63	$1.68	$(0.80)	$6.51

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				177,612,730
DILUTED				178,156,757

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,185,054	$-	$(598)	$1,184,456
Natural gas	41,105	-	-	41,105
Competitive businesses	-	231,356	6,706	238,061
Total	1,226,159	231,356	6,108	1,463,622

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	398,213	72,869	(99)	470,983
Purchased power	412,025	(3,599)	3,443	411,869
Nuclear refueling outage expenses	9,685	3,507	-	13,192
Asset impairment and related charges	9,411	329,336	2,790	341,537
Other operation and maintenance	132,309	95,157	10,156	237,621
Decommissioning	7,067	55,770	-	62,837
Taxes other than income taxes	29,804	2,488	206	32,499
Depreciation and amortization	61,430	62,556	(341)	123,646
Other regulatory charges (credits )- net	(135,760)	-	-	(135,760)
Total	924,184	618,084	16,155	1,558,424

Gain on sale of business	-	43,569	-	43,569

OPERATING INCOME	301,975	(343,159)	(10,047)	(51,233)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(12,771)	-	-	(12,771)
Interest and investment income	36,869	32,823	1,461	71,153
Miscellaneous - net	(1,508)	(7,206)	(304)	(9,018)
Total	22,590	25,617	1,157	49,364

INTEREST EXPENSE
Interest expense	26,715	3,552	(4,329)	25,936
Allowance for borrowed funds used during construction	5,777	-	-	5,777
Total	32,492	3,552	(4,329)	31,713

INCOME BEFORE INCOME TAXES	292,073	(321,094)	(4,561)	(33,582)

Income taxes	389,198	(225,936)	15,598	178,860

CONSOLIDATED NET INCOME	(97,125)	(95,158)	(20,159)	(212,442)

Preferred dividend requirements of subsidiaries	-	638	(5,000)	(4,362)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(97,125)	$(95,796)	$(15,159)	$(208,080)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.57)	$(0.54)	$(0.09)	$(1.20)
DILUTED	$(0.56)	$(0.55)	$(0.08)	$(1.19)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended March 31, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$406,053	$166,982	$239,071
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	516,442	472,933	43,509
Deferred income taxes, investment tax credits, and non-current taxes accrued	234,102	98,671	135,431
Changes in working capital:
Receivables	49,107	(29,845)	78,952
Fuel inventory	15,940	(5,147)	21,087
Accounts payable	32,870	(40,861)	73,731
Prepaid taxes and taxes accrued	(79,829)	(35,648)	(44,181)
Interest accrued	(24,802)	(30,570)	5,768
Deferred fuel costs	(161,189)	(2,149)	(159,040)
Other working capital accounts	(115,060)	(151,958)	36,898
Changes in provisions for estimated losses	3,319	(245,972)	249,291
Changes in other regulatory assets	18,627	167,634	(149,007)
Changes in other regulatory liabilities	19,634	147,492	(127,858)
Changes in pensions and other postretirement liabilities	(46,174)	32,696	(78,870)
Other	(101,883)	(269)	(101,614)
Net cash flow provided by operating activities	767,157	543,989	223,168

INVESTING ACTIVITIES
Construction/capital expenditures	(483,350)	(631,857)	148,507
Allowance for equity funds used during construction	15,883	13,672	2,211
Nuclear fuel purchases	(142,672)	(145,168)	2,496
Proceeds from sale of assets	10,100	-	10,100
Insurance proceeds received for property damages	28,226	-	28,226
Changes in securitization account	(2,219)	1,601	(3,820)
NYPA value sharing payment	(72,000)	(71,736)	(264)
Payments to storm reserve escrow account	(1,897)	(2,219)	322
Receipts from storm reserve escrow account	-	252,482	(252,482)
Decrease (increase) in other investments	18,093	(44,298)	62,391
Proceeds from nuclear decommissioning trust fund sales	536,515	398,010	138,505
Investment in nuclear decommissioning trust funds	(562,278)	(432,247)	(130,031)
Net cash flow used in investing activities	(655,599)	(661,760)	6,161

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	753,244	564,717	188,527
Treasury stock	35,538	8,102	27,436
Retirement of long-term debt	(735,794)	(849,860)	114,066
Changes in credit borrowings and commercial paper - net	157,959	277,886	(119,927)
Dividends paid:
Common stock	(148,275)	(147,902)	(373)
Preferred stock	(4,873)	(5,582)	709
Net cash flow provided by (used in) financing activities	57,799	(152,639)	210,438

Effect of exchange rates on cash and cash equivalents	-	772	(772)

Net increase (decrease) in cash and cash equivalents	169,357	(269,638)	438,995

Cash and cash equivalents at beginning of period	739,126	532,569	206,557

Cash and cash equivalents at end of period	$908,483	$262,931	$645,552

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$181,112	$179,119	$1,993
Income taxes	$4,196	$12,341	$(8,145)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$969,643	$1,182,085	$(212,442)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,055,585	1,794,573	261,012
Deferred income taxes, investment tax credits, and non-current taxes accrued	447,220	33,334	413,886
Asset impairment and related charges	341,537	-	341,537
Gain on sale of business	(43,569)	-	(43,569)
Changes in working capital:
Receivables	(101,696)	(200,249)	98,553
Fuel inventory	25,960	3,462	22,498
Accounts payable	168,167	97,959	70,208
Prepaid taxes and taxes accrued	(186,807)	109,419	(296,226)
Interest accrued	2,101	2,776	(675)
Deferred fuel costs	(163,864)	(179,541)	15,677
Other working capital accounts	(29,432)	(269,194)	239,762
Changes in provisions for estimated losses	1,086	(255,750)	256,836
Changes in other regulatory assets	956,615	(291,651)	1,248,266
Changes in other regulatory liabilities	269,483	236,377	33,106
Changes in pensions and other postretirement liabilities	(1,512,533)	681,559	(2,194,092)
Other	212,891	(61,385)	274,276
Net cash flow provided by operating activities	3,412,387	2,883,774	528,613

INVESTING ACTIVITIES
Construction/capital expenditures	(2,139,086)	(2,742,968)	603,882
Allowance for equity funds used during construction	71,900	84,355	(12,455)
Nuclear fuel purchases	(515,329)	(502,069)	(13,260)
Payment for purchase of plant	(17,300)	(456,356)	439,056
Proceeds from sale of assets and businesses	158,022	-	158,022
Insurance proceeds received for property damages	28,226	-	28,226
Changes in securitization account	(3,665)	4,926	(8,591)
NYPA value sharing payment	(72,000)	(71,736)	(264)
Payments to storm reserve escrow account	(7,394)	(9,693)	2,299
Receipts from storm reserve escrow account	7,797	279,505	(271,708)
Decrease (increase) in other investments	(20,564)	(122,909)	102,345
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	21,034	109,105	(88,071)
Proceeds from nuclear decommissioning trust fund sales	2,170,057	1,936,514	233,543
Investment in nuclear decommissioning trust funds	(2,277,130)	(2,060,956)	(216,174)
Net cash flow used in investing activities	(2,595,432)	(3,552,282)	956,850

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,934,543	3,008,133	926,410
Preferred stock of subsidiary	24,249	-	24,249
Treasury stock	51,963	38,162	13,801
Retirement of long-term debt	(3,700,600)	(3,120,445)	(580,155)
Changes in credit borrowings and commercial paper - net	130,962	932,779	(801,817)
Dividends paid:
Common stock	(593,410)	(590,437)	(2,973)
Preferred stock	(18,093)	(22,329)	4,236
Net cash flow provided by (used in) financing activities	(170,386)	245,863	(416,249)

Effect of exchange rates on cash and cash equivalents	(1,017)	574	(1,591)

Net increase (decrease) in cash and cash equivalents	645,552	(422,071)	1,067,623

Cash and cash equivalents at beginning of period	262,931	685,002	(422,071)

Cash and cash equivalents at end of period	$908,483	$262,931	$645,552

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$613,107	$590,589	$22,518
Income taxes	$119,590	$25,563	$94,027